                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                                Steel Partners, L.L.C.

Address:                             590 Madison Avenue, 32nd Floor
                                     New York, New York 10022

Designated Filer:                    Steel Partners II, L.P.

Issuer & Ticker Symbol:              JPS Industries, Inc. (JPST)

Statement for Month/Day/Year:        09/17/03

Name:                                Warren G. Lichtenstein

Address:                             590 Madison Avenue, 32nd Floor
                                     New York, New York 10022

Designated Filer:                    Steel Partners II, L.P.

Issuer & Ticker Symbol:              JPS Industries, Inc. (JPST)

Statement for Month/Day/Year:        09/17/03

                                Page 3 of 3 pages